Achievement Registration	Registration No.	
	Approval Date	

Scientific and Technological Achievement Certificate

Certification No. :〔2009〕No.377

Title of the Achievement: Technology Research and Applications of Laiyang Pear Juice Concentrate's Effective Health and Medicinal Functions

Technology Owner: Fruit Research Institute of China, and
Shandong Longkang Juice Co., Ltd.

Appraisal Type: Analyzing and Testing
Appraisal Organization: Jinan Quality Inspection and Analyzing Center For Fruits, Vegetables and Related Processed Products (Sealed)
Appraisal Date: Nov 2, 2009
Approval Date: Nov 20, 2009

the State Science and Technology Commission of China

2009

Description

1. The document of Scientific & Technical Achievement Appraisal Certificate all uses the standard size of A4, vertically bound. It shall be printed or letterpress printed, with character style No.4.
   Anyone and any org have no right to alter the structure of the Scientific & Technical Achievement Appraisal Certificate officially approved by the State Science and Technology Commission or add new item to or delete the present item herein.
2. No.: It means the serial number used by the technical achievement administration under the unit for appraisal organization to organize the annual appraisal. (e.g. the project appraised by the State Science and Technology Commission in 1994 is numbered [1994]No. XXXX).
3. Title: It means the achievement name approved by the unit for appraisal organization for official use when applying for the appraisal.
4. Achievement producer: It means the org which is the backbone to complete the achievement. When the achievement is completed by two orgs, the sequence to list the producer name herein shall be same as that in the technical contract (same as that in the document---Technical Achievement Appraisal Application Form).
5. Unit for appraisal organization: It means the unit to organize the achievement appraisal.
6. Appraisal mode: It means the form applied to appraise the achievement, i.e. test appraisal, letter examination appraisal or conference appraisal.
7. Appraisal date: It means the date when the achievement is accepted by the specialist.
8. Appraisal approval date: It means the date when the unit for appraisal organization conclusively comments.
9. Technical brief and main technical index: shall include as follows
   (1) Project type: The title and No. shall be filled for the project scheduled; the project beyond the schedule shall clarify its identity, crosswise or self-selected.
   (2) Application field and technical principle
   (3) Performance index (clarify the main performance index required by the contract and the actual one)
   (4) Comparison with the counterpart home and abroad
   (5) Innovation and advancement level
   (6) Value (Economic benefit and social significance)
   (7) Reach, condition and perspective of application and possible problem and improvement suggestion
10. List of main document and technical material: It lists the main document and technical material which shall be submitted by the unit which applies for the

achievement appraisal.

11. Test report: It is issued by the specialist test group which is employed by the unit for appraisal organization after the on-site test.
12. Appraisal conclusion: The conference appraisal uses the conclusion provided by the appraisal commission; the letter examination appraisal uses the conclusion from the principle and the deputy one who conclude on the base of the comment from the specialists; the test appraisal uses the Test Report issued by the test institute (if necessary, also attached with the comprehensive comment from three to five specialists employed).
13. List of main researchers: It shall be filled by the achievement producer, same as the list in the document---Technical Achievement Appraisal Application Form.
14. List of appraisal specialist: In case of conference appraisal, it shall be filled by the specialist participating in the appraisal conference; in case of letter examination appraisal, it shall be filled by the unit for appraisal organization on the base of the document---Technical Achievement Letter Examination Form filled by the specialist participating in the letter appraisal; in case of test appraisal, it shall be filled by the unit for appraisal organization on the base of the specialist appraisal comment in the document---Test Appraisal Report.
15. The comment of the unit to host the appraisal: The comment shall be written by the unit which is committed by the unit for appraisal organization to host the achievement appraisal, signed by its leader and officially sealed.
16. The comment from the unit for appraisal organization: The comment shall be written by the technical achievement administration of provincial level, the relevant division under State Council and the unit authorized for appraisal organization and then signed by the leader in charge.
17. After the unit for appraisal organization checks all the items in the Certificate for Technical Achievement Appraisal, it could affix the special seal of Technical Achievement Appraisal Seal to put it into effect.

Technical Instructions and Featured Specifications

This research project in respect of the health and medical effects of Laiyang Pear juice concentrate (the” Project”) is designed to develop functional health food to treat throat diseases and it has been collaboratively accomplished by Fruit Research Institute of China and Shandong Longkang Juice Co., Ltd (“Longkang”).

As proved by the analyzing results, Laiyang Pear juice concentrate contains composite heteropolysaccharides, polyphenols, protocatechuic acid, 46 kinds of organic acids, vitamin B1, B2, vitamin C, nicotinic acid, carotene and mineral substances such as calcium, phosphorus and iron, and etc. It’s free of artificial colors or preservatives. The major functional ingredients of Laiyang Pear juice concentrate and their respective contents are: (1) composite heteropolysaccharides, ⩾300mg / 100 ml; (2) polyphenols, 0.17 mg / 100ml, (3) protocatechuic acid, 21mg/ 100ml. Composite heteropolysaccharides are reported to effectively inhibit pathogenic bacteria; can effectively prevent constipation, bloating, improve digestion, regulate gastrointestinal function and enhance immune function. Polyphenol is an antioxidant and one kind of anticancer substance. Protocatechuic acid, namely 3,4-Dihydroxybenzoic acid or PCA, has an antibacterial effect and different degrees of bacteriostasic activity on pseudomonas aeruginosa, bacillus coli, salmonella typhi, shigella, bacillus alcaligenes and staphylococcus aureus in vitro studies. PCA also has expectorant and asthma relieving functions and is clinically applied for the treatment of chronic bronchitis. Laiyang Pear juice concentrate is suitable for annual consumption for the elderly.

Nutritional Components of Laiyang Pear

(per 100g)

Nutrient	Amount	Nutrient	Amount	Nutrient	Amount
Edible substances (g)	80	Water (g)	84.8	Calories (kcal)	49
Calories (kJ)	205	Protein (g)	0.3	Fat (g)	0.2
Carbohydrate(g)	14.1	Dietary fiber (g)	2.6	Cholesterol (g)	0
Inorganic salts (g)	0.6	Vitamin A (mg)	0	Carotene (mg)	0
Retinol(mg)	0	Vitamin B-1 (mcg)	0.03	Riboflavin(mg)	0.02
nicotinic acid (mg)	0.3	Vitamin C (mg)	3	Vitamin E(T)(mg)	0.61
a-E (mg)	0.04	(β-γ)-E (mcg)	0.48	δ-E	0.09
Calcium (mg)	10	Phosphorus (mg)	8	Potassium (mg)	82
Sodium(mg)	1.8	Magnesium (mg)	8	Iron (mg)	0.4
Zinc (mg)	0.02	Selenium (mcg)	0.04	Copper (mg)	0.08
Manganese (mg)	0.04	Iodine (mg)	0		

Nutrient	Amount (mg)	Nutrient	Amount (mg)	Nutrient	Amount (mg)
Isoleucine	9	Leucine	11	iLysine	9
Sulphur amino acids(T)	19	Methionine	11	Cystine	8
Aromatic amino acids(T)	22	L-Phenylalanine	11	Tyrosine	11
Threonine	11	Tryptophan	14	Valine	15
Arginine	9	Histidine	8	Alanine	9
Aspartic acid	35	Glutamic acid	15	Glycin	9
Proline	11	Serine	9		

Applications and Market Opportunities

Laiyang Pear has a long history and is globally notable. Laiyang Pear is rich in composite heteropolysaccharides, pectin and protocatechuic acid. Accordingly its functions and effects has been proved by years of practice and generally applied in health supplement, pharmaceutical, food and beverage industries.

Many varieties of end products in health supplements and pharmaceutical industries utilize Laiyang Pear juice concentrate as the functional ingredient, leading to considerable market demands. Moreover, more and more consumers aware of the importance of functional health food.

In recent years, the demands and consumption for natural foods, green foods or organic foods have kept increasing at home and abroad markets, which will be further stimulated by the growing proportion of the aged population and the upcoming aged society in China. Due to the functional components contained in Laiyang Pear Juice concentrate, including composite heteropolysaccharides, polyphenols and 46 kinds of organic acids, vitamin B1 and B2, vitamin C, nicotinic acid, protocatechuic acid, carotene and minerals, such as calcium, phosphorus, iron and ect, the food made with Laiyang Pear juice concentrate can benefit the health of the middle aged and elderly without any side effect.

Comparing with certain peer products with high price but unreliable effects, Longkang Pear juice concentrate is featured as a kind of all-natural effective health food with premium quality and low price, which is evidently competitive in the market. It can realize not only social benefits but also attractive economic returns.

List of Technical References

Hygienic standards of concentrated juice and puree of fruits and vegetables for industrial applications GB17325-2005

Analysis Methods published by IFU (the International Federation of Fruit Juice Producers)

International Standardization Organization (ISO)

Industrial Standards

Analyst Report Approved by the Appraisal Committee

Laiyang Pear Juice Concentrate

Appearance Specifications	Appearance	Use the water filtered with active carbon to dilute the concentrate juice to 12°BX, and the diluted liquid would become clear and transparent, no cloudy or sundries present
	Scent and taste	The diluted juice has the taste of the fresh pear juice, without the odor caused by heating oxidation or other factor
Physicochemical Specifications	Soluble solid(°BX)	70
	Turbidity at 12 °BX (NTU)	≤3
	Photopic degree at 12 ° BX T625NM(%)	≥98
	Absorbance	0.2
	Total acid (g/100g)	2.0
	Pectin	None
	Starch	None
Food Safety Facts mg/kg	Copper (Cu)	≤3
	Lead (Pb)	≤0.2
	Arsenic (As)	≤0.2
Microorganism Facts	Total bacterial counts	≤70
	Colon bacillus counts	≤2
	Pathogen	0

Principle of the analyst team: __________

Members of the analyst team: ______, ______, ______, ______

Nov 15, 2009

Appraisal Conclusions

The composite heteropolysaccharides and protocatechuic acid in the concentrate Laiyang Pear juice has the effect to contain the harmful bacteria and eliminate phlegm and release the asthma. The polyphenol is such a matter as is able to resist the cancer. Thus, the food containing the composite heteropolysaccharides , protocatechuic acid and polyphenol is considered as the health-care food.

Chinese Fruit Institute undertook the mission for appraisal and test to the product. It is equipped with all the necessary large test devices including imported gas chromatograph and liquid chromatograph. By the test and research to the Laiyang Pear juice, it is proved that the linctus made with Laiyang Pear concentrate has distinct medical and health-care effect. After reading the test report, all the members of the appraisal committee all agreed the research conclusion.

The health-care effect of the Laiyang Pear concentrate relates with its natural living environment. The fertile Five-Dragon River cultivates the Laiyang Pear which would therefore features abundant juice yield, fine pulp and high sugar content, appreciated as King Pear. The high nutrient content and more than one organic element make it become the royal favorite long years ago.

In general, the Laiyang Pear could rank No.1 for its unapproachable nutrition and health-care function. Then, the appraisal committee concluded that the Laiyang Pear concentrate has its unique advantage which includes base planting, scientific management and production, complete technology, flow and test and accurate data. The technique level has led the domestic counterpart and could rival the international giant, with strong competitive force.

It is expected to continue and extend the research on the health-care product which exclusively serves the elder, the young and the kid for more and more such product to contribute a more vigorous China and the physical improvement of the public.

Approved and Sealed by the Appraisal Committee

Director of Appraisal Committee:________ Vice Director: __________

Nov 10, 2009

Comment of the Unit to Host the Appraisal
We agree with the conclusions made by the Appraisal Committee (SEAL) Sealed by Chinese Fruit Institute Signature of Director :________ Date :________
Comment of the Appraisal Organizer
We agree with the conclusions made by the Appraisal Committee. (SEAL) Sealed by Jinan Quality Inspection and Analyzing Center For Fruits, Vegetables and Re Processed Products Signature of Director:________ Nov 10, 2009

Detail about the Technical Achievement Owners

No.	Name	Zip code	Local code	Address	Province	Entity type
1	Shandong Longkang Fruit Co., Ltd.	265200	037682	48 South Qingshui Road, Laiyang City, Shandong Province	Shandong province	3
2	Fruit Research Institute of China	250014	037682	Xiaoqu East Rd. Yanzishan, Jinan City	Shandong province	1
3						
4						

Note: 1. The additional page could be available when the org exceeds eight. The sequence is completely same as that on the cover of the appraisal certificate.

2. The name of the achievement producer shall be its full name, same as that in it cachet. The abbreviated name would be rejected. The full name shall be filled in the first column. The full name of its attached branch shall be filled in the second column.

3. The local code shall be filled by the unit for appraisal organization in accordance with the name code of the province, autonomous region and municipality directly under the Central Government and the relevant division under State Council.

4. The address shall include the local province (autonomous region and municipality directly under the Central Government), city (region), town (district), street and doorplate.

5. The locality means it necessary to fill herein the province (autonomous region and municipality directly under the Central Government) or the relevant division under State Council which governs the achievement producer. If the achievement producer is govern by the province local administration and the relevant division under State Council at the same time, please the major one.

6. The entity type means selecting one among five types—1. Independent research institute, 2. Universities and colleges, 3. Limited liability companies, 4. Collective owned or proprietary owned enterprises and 5 others. Selecting the corresponding digital code among 1, 2, 3, 4 and 5 is sufficient in the column.

List of Scientific Research Team Members

No.	Name	Gender	Birthday	Title	Diploma	Employed by	Status
1	Zhu Fengtao	Male	1963 June	Engineer	Master	Chinese Fruit Institute	Chair
2	Jiang Zhide	Male	1956 Nov	Economic engineer	Undergraduate	Shandong Longkang Juice Co., Ltd.	Chair
3	Wang Junmin	Male	1965 Feb	Associate engineer	Undergraduate	Chinese Fruit Institute	Backbone
4	Li Yumei	Female	1963 July	Technician	College graduate	Chinese Fruit Institute	Backbone
5	Zhang Hongbing	Male	1961 Jan	Technician	Undergraduate	Chinese Fruit Institute	Backbone
6	Ding Shuhua	Female	1978 Mar	Economic engineer	College graduate	Shandong Longkang Juice Co., Ltd.	Participant
7	Li Chunmei	Female	1979 June	Economic engineer	College graduate	Shandong Longkang Juice Co., Ltd.	Participant
8	Wang Junjie	Male	1965 Sep	Economic engineer	College graduate	Shandong Longkang Juice Co., Ltd.	Participant
9							
10							
11							
12							
13							
14							
15							

List of Appraisal Committee Members

No.	Role	Name	Employed by	Specialty	Current work field	Title	Signature
1	Director	Wang Chengrong	Qingdao Agricultural University	Food and fruit & vegetable processing	Food	Researcher	
2	Vice director	Wang Yuhai	Shandong Bureau of Quality and Technical Supervision	Microorganism	Microbial genetics	Senior engineer	
3	Member	Liu Ming	Machinery division under Shandong Agriculture Department	Mechanical processing	Agricultural machinery	Senior engineer	
4	Member	Song Shaowei	Food department under Shandong Agricultural University	Food	Food processing	Department principal	
5	Member	Wang Jungang	PLA 145 Hospital	Microorganism	Medical microbiology	Vice researcher principal	
6	Member	Luan Ruitong	Food department under Qingdao Agricultural University	Gardening	Storage of agricultural product	Professor	
7	Member	Sun Ynaxiang	Food Fermentation Institute under Chinese Academy of Sciences	Food	Food	Senior engineer	
8	Member	Zhao Junyong	Department of Science & Technology of Shandong Province	Microorganism	Microorganism apparatus	Engineer	
9	Member	Wang Guozu	Food department under Qingdao Agricultural University	Processing of agricultural product	Food engineering	Professor	
10							
11							

成果登记	登记号	
	批准日期	

科学技术成果鉴定证书

鉴字[2009]第377号

成果名称：莱阳梨浓缩汁医疗保健功能和止咳平喘的医疗功效技术研究与应用

完成单位：中华果品研究院　山东龙康果汁有限公司

鉴定形式：检测

组织鉴定单位：济南果蔬及制品质量监督检验测试中心（盖章）

鉴定日期：二00九年十一月二日

鉴定批准日期：二00九年十一月二十日

国家科学技术委员会

二00九年制

填写说明

1、《科学技术成果鉴定证书》。本证书规格一律为标准A4纸，竖装。必须打印或铅印，字体为4号字。

本证书为国家科学技术委员会制定的标准格式，任何部门、单位、个人均不得擅自改变内容、增减证书中栏目。

2、编号：指组织鉴定单位科技成果管理机构按年度组织鉴定的顺序编号。（如国家科委1994年组织鉴定项目编号为国科鉴字[1994]×××号）。

3、成果名称：申请鉴定时经组织鉴定单位审查同意使用的成果名称。

4、成果完成单位：指承担该项目主要研制任务的单位。由二个以上单位共同完成时，按技术合同中研制单位顺序排列（与《科技成果鉴定申请表》中成果完成单位排列一致）。

5、组织鉴定单位：组织此项成果鉴定的单位。

6、鉴定形式：指该项成果鉴定所采用的鉴定形式，即检测鉴定、函审鉴定或会议鉴定。

7、鉴定日期：指该项成果通过专家鉴定的日期。

8、鉴定批准日期：组织鉴定单位签署意见的日期。

9、技术简要说明和主要性能指标：应包括如下内容

（1）任务来源：计划项目应写清计划名称及其编号。计划外的应说明是横向或自选项目。

（2）应用领域和技术原理。

（3）性能指标（写明合同要求的主要性能指标和实际达到的性能指标）。

（4）与国内外同类技术比较。

（5）成果的创造性、先进性。

（6）作用意义（直接经济效益和社会意义）

（7）推广应用的范围、条件和前景以及存在的问题和改进意见。

10、主要文件和技术资料目录：指按照规定由申请鉴定单位必须递交的主要文件和技术资料。

11、测试报告：指采用会议鉴定形式时，根据需要由组织鉴定单位聘请的专家测试组到现场进行测试结果的报告。

12、鉴定意见：会议鉴定是鉴定委员会形成的鉴定意见；函审鉴定是函审专家组正副组长根据函审专家意见汇总形成的意见；检测鉴定是检测机构出具的“检测结论”（含必要时聘请3至5名专家提出的综合评价意见）。

13、主要研制人员名单：由成果完成单位填写。填写内容与《科技成果鉴定申请表》中的主要研制人员名单相同。

14、鉴定专家名单：采用会议鉴定时，由参加鉴定会的专家亲自填写；采用函审鉴定时，由组织鉴定单位根据函审专家填写的《科技成果函审表》中有关内容填写；采用检测鉴定时，由组织鉴定单位根据专家在《检测鉴定检测报告》中的“专家评价意见”填写。

15、主持鉴定单位意见：由受组织鉴定单位委托，具体主持该项成果鉴定工作的单位填写，单位领导签字，并加盖公章。

16、组织鉴定单位意见：由负责该项成果鉴定工作的省、自治区、直辖市科委，国务院有关部门科技成果管理机构和经授权的组织鉴定单位填写，由主管领导签字。

17、组织鉴定单位对鉴定证书所有栏目审查无误后，方可加盖“科技成果鉴定专用章”，鉴定证书生效。

简要技术说明及主要技术性能指标

莱阳梨浓缩汁保健医疗功效研究目标是对咽喉不适者生产开发保健食品。

通过研究，莱阳梨浓缩汁的产品中含有粗多糖、多酚和46种有机酸，维生素B1、B2、维生素C、烟酸、原儿茶酸、胡萝卜素及钙、磷、铁等矿物质，不含任何人工色素及防腐剂，保持了莱阳梨的有效成分不流失、不变质。其中功效成分及含量每100ml中含粗多糖≥300mg、粗多糖有促进双歧杆菌的增殖，抑制病原菌，防止便秘、腹胀，促进消化、调节胃肠，增强机体免疫功能；多酚则是一种抗氧化剂、抗癌物质；原儿茶酸能有效的抑制有害细菌，具有抗菌作用，体外试验时对绿脓杆菌、大肠杆菌、伤寒杆菌、痢疾杆菌、产碱杆菌及枯草杆菌和金黄色葡萄球菌均有不同程度的抑菌作用，亦有祛痰、止咳、平喘的作用，临床可用于治疗慢性气管炎，适合于中老年人的长期饮用。

莱阳梨的营养成分列表

(每100克中含)

成分名称	含量	成分名称	含量	成分名称	含量
可食部	80	水分(克)	84.8	能量(千卡)	49
能量(千焦)	205	蛋白质(克)	0.3	脂肪(克)	0.2
碳水化合物(克)	14.1	膳食纤维(克)	2.6	胆固醇(毫克)	0
灰份(克)	0.6	维生素A(毫克)	0	胡萝卜素(毫克)	0
视黄醇(毫克)	0	硫胺素(微克)	0.03	核黄素(毫克)	0.02
尼克酸(毫克)	0.3	维生素C(毫克)	3	维生素E(T)(毫克)	0.61
a-E	0.04	(β-γ)-E	0.48	δ-E	0.09
钙(毫克)	10	磷(毫克)	8	钾(毫克)	82
钠(毫克)	1.8	镁(毫克)	8	铁(毫克)	0.4
锌(毫克)	0.02	硒(微克)	0.04	铜(毫克)	0.08
锰(毫克)	0.04	碘(毫克)	0		

成分名称	含量(毫克)	成分名称	含量(毫克)	成分名称	含量(毫克)
异亮氨酸	9	亮氨酸	11	赖氨酸	9
含硫氨基酸(T)	19	蛋氨酸	11	胱氨酸	8
芳香族氨基酸(T)	22	苯丙氨酸	11	酪氨酸	11
苏氨酸	11	色氨酸	14	缬氨酸	15
精氨酸	9	组氨酸	8	丙氨酸	9
天冬氨酸	35	谷氨酸	15	甘氨酸	9
脯氨酸	11	丝氨酸	9		

推广应用

莱阳梨历史悠久、驰名中外，莱阳梨中富含粗多糖、果胶、原儿茶酸，其功能、功效已被实践证明，众所周知，其产品主要用于保健品、医药、食品、饮料等行业。

终端产品品种较多，市场份额大，并且越来越多的消费者对保健食品更加崇尚认可。

从保健角度来讲，近几年国内外市场及消费者对天然、绿色、有机食品的需求量越来越大，随着我国老年人口逐渐增加和老龄化社会的到来，保健食品需求会与日俱增。莱阳梨浓缩汁含有粗多糖、多酚和46种有机酸，维生素B1、B2、维生素C、烟酸、原儿茶酸、胡萝卜素及钙、磷、铁等多种矿物质，因此，用其制成的多种食品对中老年人的身体健康有百益而无一害。

目前，市场上保健食品价格比较高，功效得不到保证，莱阳梨浓缩汁纯天然，绿色，且具有保健功能，有明显的市场竞争力。

主要技术文件目录及来源

企业工业用浓缩果蔬汁（浆）卫生标准 GB17325-2005

IFU（国际果汁联盟）检验方法

国际标准（ISO）

行业标准

鉴定委员会专家测试报告

浓缩莱阳梨汁

感观指标	外观形态	用活性炭过滤的水将浓缩汁稀释至 12°BX 时清彻透明，无浑浊物或杂质
	香气与滋味	稀释果汁有新鲜梨汁的风味，无加热氧化或其他原因造成的臭味
理化指标	可溶性固形物（°BX）	70
	12°BX 时浊度（NTU）	≤3
	适光度 10°BX T625NM（%）	≥98
	吸光度	0.2
	总酸（g/100g ）	2.0
	果胶	无
	淀粉	无
卫生指标 mg/kg	铜（Cu）	≤3
	铅	≤0.2
	砷	≤0.2
微生物指标	细菌总数（个/ml）	≤70
	大肠菌数（个/100ml）	≤2
	致病菌	0

测试组长：[illegible] 成员：[illegible]

2009 年 11 月 15 日

鉴　定　意　见

莱阳梨浓缩汁中所含粗多糖、原儿茶酸能抑制有害菌，有祛痰平喘之功效，多酚是一种搞癌物质，因此含有粗多糖、原儿茶酸、多酚的食品，则被认定为保健食品。

中华果品研究院承担国家行业委托的产品的鉴定检验任务，气相色谱仪、液相色谱仪等大型进口仪器具全，通过对莱阳梨浓缩汁的检验与研究，用莱阳梨浓缩汁制成的莱阳梨止咳糖浆具有显著的医疗及保健效果。全体鉴定委员审阅全部检测报告后，一致同意这一专题研究结果。

莱阳梨浓缩汁之所以具有保健功能功效，这与莱阳梨生长的天然环境有关，肥沃的五龙河畔生育了莱阳梨，以其果肉细嫩，汁多，糖分高，属梨中之王，并且营养成分含量高，有机元素多，堪称历史名梨之贡品。

总之，迄今为止梨系列中的产品能够超过莱阳梨营养及保健功能功效的还未有，因此，鉴定委员会认为，莱阳梨浓缩汁具有独特的优势，基地种植、科学管理生产设计、工艺、流程、检测到位，数据准确，技术水平达到国内领先水平，步入国际先进行列，具有较强的竞争力。

希望进一步研究对老、中、青、少年人等各个年龄阶段适应保健的新产品，为中华民族兴旺发达、公民的身体素质的提高，希望有这样的产品去开发、利用、推广。

鉴定核准专用章

鉴定委员会主任：王成第　副主任：王玉海、

2009 年 11 月 20 日

主持鉴定单位意见

同意鉴定委员会意见

主管领导签字：__________（盖章）

______年____月____日

组织鉴定单位意见

同意鉴定委员会意见

主管领导签字：__________（盖章）

2009 年 11 月 20 日

科技成果完成单位情况

序号	完成单位名称	邮政编码	所在省市代码	详细通信地址	隶属省部	单位属性
1	山东龙康果汁有限公司	265200	037682	山东省莱阳市清水南路 48 号	山东省	有限责任公司
2	中华果品研究院	250014	037682	济南市燕子山小区东路	山东省	研究院
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注：1、完成单位序号超过 8 个可加附页。其顺序必须与鉴定证书封面上的顺序完全一致。

2、完成单位名称必须填写全称，不得简化，与单位公章完全一致，并填入完成和名称的第一栏中。其下属机构名称则填入第二栏中。

3、所在省市代码由组织鉴定单位按省、自治区、直辖市和国务院各部门及其他机构名称代码填写。

4、详细通信地址要写明省（自治区、直辖市）、市（地区）、县（区）、街道和门牌号码。

5、隶属省部是指本单位和行政关系隶属于哪一个省、自治区、直辖市或国务院部门主管。并将其名称填入表中。如果本单位有地方/部门双重隶属关系，请按主要的隶属关系填写。

6、单位属性是指本单位在 1、独立科研机构 2、大专院校 3、工矿企业 4、集体或个体企业 5、其他五类性质中属于哪一类，并在栏中选填 1.2.3.4.5. 即可。

主要研制人员名单

（第一完成单位盖章）

序号	姓名	性别	出生年月	技术职称	文化程度	工作单位	对成果创造性贡献
1	朱风涛	男	1963.6	工程师	硕士	中华果品研究院	主持人
2	姜志德	男	1956.11	经济师	本科	山东龙康果汁有限公司	主持人
3	王军民	男	1965.2	助理工程师	本科	中华果品研究院	主要参与人
4	李玉梅	女	1963.7	技术员	专科	中华果品研究院	主要参与人
5	张红兵	男	1961.1	技术员	本科	中华果品研究院	主要参与人
6	丁淑华	女	1978.3	助工	专科	山东龙康果汁有限公司	参加人
7	李春梅	女	1979.6	助工	专科	山东龙康果汁有限公司	参加人
8	王军杰	男	1965.9	助工	专科	山东龙康果汁有限公司	参加人
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鉴定委员会名单

序号	鉴定会职务	姓名	工作单位	所学专业	现从事专业	职称职务	签名
1	主任委员	王成荣	青岛农业大学	食品、果蔬加工	食品、果蔬加工	研究员	王成荣
2	副主任委员	王玉海	山东质检局	微生物	微生物遗传	高工	王玉海
3	鉴定委员	刘　明	山东农业厅机械处	机械加工	农业机械	高工	刘明
4	鉴定委员	宋绍伟	山东农业大学食品系	食品	食品加工	系主任	宋绍伟
5	鉴定委员	王军刚	解放军一四五医院	微生物	医学微生物	副研究主任	王军刚
6	鉴定委员	栾瑞同	青岛农业大学食品系	园艺	农产品储藏	教授	栾瑞同
7	鉴定委员	孙艳香	农业部食品发酵所	食品	食品	高工	孙艳香
8	鉴定委员	赵军永	山东省科学技术厅	微生物	微生物器材	工程师	赵军永
9	鉴定委员	王国祖	青岛农业大学食品系	农产品加工	食品工程	教授	王国祖
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